Exhibit 99.1
hhgregg Announces Preliminary Fourth Fiscal Quarter Sales and Estimated Adjusted Diluted EPS

•	Fiscal 2014 Estimated Adjusted Diluted EPS of $0.09

•	Extreme weather during the quarter significantly impacted traffic and sales

•	Company announces plan to exit contract-based mobile phone business; better alignment with management's long-term strategic initiatives

INDIANAPOLIS, April 15, 2014 (BUSINESS WIRE) — hhgregg, Inc. ("hhgregg" or the "Company") (NYSE:HGG) today announced preliminary sales and earnings results for the fourth fiscal quarter and fiscal year ended March 31, 2014. The Company also announced details of its fourth fiscal quarter and year-end earnings conference call.

For the fourth fiscal quarter ended March 31, 2014, the Company estimates net sales to be approximately $538.3 million, a decrease of approximately 9.9% as compared to net sales of $597.6 million reported for the fourth fiscal quarter of 2013. Fourth fiscal quarter comparable store sales are estimated to have decreased approximately 9.9%, with the appliance category expected to have increased approximately 0.5%, the consumer electronic category expected to have decreased approximately 18.9%, the computing and wireless category expected to have decreased approximately 22.6%, and the home products category expected to have decreased approximately 0.4%. Net loss per diluted share for the fourth fiscal quarter is expected to be $0.25. The net loss includes approximately $4.0 million of pre-tax expenses related to the expected write down of inventory for the planned exit from the contract-based mobile phone business and for the write-off of store fixtures associated with the Company’s changing product mix. Excluding these non-recurring expenses, adjusted net loss per diluted share is expected to be $0.17 for the fourth fiscal quarter of 2014 compared to the prior year’s fourth quarter adjusted net income per diluted share of $0.31. Historically, the contract-based mobile phone business negatively impacted the Company’s overall operating profitability. The decision to exit this business better aligns with management’s long-term strategic initiatives.

For the fiscal year ended March 31, 2014, the Company expects to report net sales of approximately $2.3 billion and expects net income per diluted share of $0.01. Adjusted net income per diluted share, which excludes $4.0 million of pre-tax expenses related to the expected write down of inventory and the write off of associated signage and fixtures for the planned exit from the contract-based mobile phone business and for the write-off of store fixtures associated with the Company’s changing product mix is expected to be $0.09 compared to prior year adjusted net income per diluted share of $0.74.
Dennis May, President and CEO commented, “We faced a number of headwinds during the quarter, which led to disappointing financial results. Extreme weather in January, February and the beginning of March negatively impacted traffic and operating performance in the majority of our stores, particularly those located in the Midwest and Mid-Atlantic regions, where the weather was the most severe. While we are disappointed in our preliminary results, we remain focused on executing our strategic initiatives to transform the business by refining our merchandise assortment, improving our customer shopping experience, expanding our credit offerings and enhancing our service capabilities.
As we look forward, we continue to be pleased with the progress we have made in the appliance category. This quarter marks our 11th consecutive quarter of comparable store increases in appliances. In addition, we believe the video industry will have a stronger innovation cycle in the coming year. This should drive higher ASPs in the category as consumer preference shifts towards new products such as Ultra HD TV’s and larger screen sizes. This renewed interest in the category should benefit us in future quarters. We also believe that our strategic decision to transition from one furniture brand to five brands will strengthen our assortment of merchandise in the home products category, providing our customers with an enhanced shopping experience. We expect to have these new products in our stores by early summer.”
The Company had approximately $48.2 million of cash as of March 31, 2014 and no borrowings under its revolving credit facility.
All figures in this release are preliminary and remain subject to the completion of normal quarter-end and year-end accounting procedures and adjustments, which could result in changes to these preliminary results. hhgregg will provide additional information regarding its quarterly and fiscal year end results when it reports its fourth fiscal quarter and fiscal year-end results on May 20, 2014.

Fourth Quarter Adjustments
During the quarter, the Company made the strategic decision to exit the contract-based mobile phone business, which was included in the computing and wireless category for reporting purposes. In connection with this exit, the Company incurred a pre-tax charge of $2.9 million to exit the business. The charge will cover the expected write down of inventory and the write off of associated signage and fixtures. Additionally, the Company incurred a $1.1 million pre-tax charge in the fourth fiscal quarter of 2014 to write-off store fixtures which were removed from certain stores due to an evolving product mix. The fixtures were replaced by the expansion of the home products category, which does not require fixtures for in-store display.
Conference Call to Discuss Full Operating Results for the Fourth Fiscal Quarter 2014
hhgregg will be conducting a conference call to discuss operating results for the fourth fiscal quarter and fiscal year ended March 31, 2014, on Tuesday, May 20, 2014 at 8:00 a.m. (Eastern Time). Interested investors and other parties may listen to a simultaneous webcast of the conference call by logging onto hhgregg's website at www.hhgregg.com. The on-line replay will be available for a limited time immediately following the call. The call can also be accessed live over the phone by dialing (877) 304-8963. Callers should reference the hhgregg earnings call.

About hhgregg
hhgregg is a specialty retailer of home appliances, televisions, computers, tablets, wireless devices, consumer electronics, home furniture, mattresses, fitness equipment and related services operating under the name hhgregg™. hhgregg currently operates 228 stores in Alabama, Delaware, Florida, Georgia, Illinois, Indiana, Kentucky, Louisiana, Maryland, Mississippi, Missouri, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Virginia, West Virginia, and Wisconsin.
Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements, including with respect to the Company’s estimated results for the fourth fiscal quarter of 2014 and the 2014 fiscal year, ability to manage costs, and shifts in the Company’s sales mix. hhgregg has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While hhgregg believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause hhgregg's actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from hhgregg's expectations are: the effect of general and regional economic and employment conditions on its net sales; impact of average selling prices on net sales; its ability to anticipate changes in consumer preferences and maintain positive brand perception and recognition; competition in existing, adjacent and new metropolitan markets; competition from Internet retailers; ability to modify its product mix based on changes in consumer trends and preferences; industry wide declines in the consumer electronics category; ability to reduce reliance on the consumer electronics category; impact of the Company’s sales mix and ability to focus on consumer home products; its ability to effectively execute its strategic initiatives, particularly in the consumer electronics category; its ability to effectively manage and monitor its operations, costs and service quality; its ability to maintain the security of customer, associate or Company information; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on the Company's key management personnel and its ability to attract and retain qualified sale's personnel; its ability to meet the financial performance guidance provided to the public; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at the Company's central distribution centers; changes in cost for advertising; and changes in legal and/or trade regulations, currency fluctuations and prevailing interest rates.
Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the "Risk Factors" section in the Company's fiscal 2013 Form 10-K filed May 20, 2013 and the Company’s Form 10-Q for the quarter ended December 31, 2013 filed on January 30, 2014. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by law, hhgregg does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.

Contact:	Andy Giesler, Senior Vice President of Finance and Interim Chief Financial Officer
investorrelations@hhgregg.com
(317) 848-8710